UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 29, 2018

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 786-8787

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 8.01 Other Events.

On January 29, 2018, SunTrust Banks, Inc. (the “Company”) issued a press release announcing its intention to redeem all of the issued and outstanding shares of its Perpetual Preferred Stock, Series E (the “Preferred Stock”), and the related issued and outstanding depositary shares, each representing a 1/4,000 interest in a share of Preferred Stock, on March 15, 2018 (the “Preferred Stock Redemption”). The Preferred Stock Redemption is in accordance with the terms of the Company’s Articles of Amendment to its Restated Articles of Incorporation, effective as of December 19, 2012, and the related deposit agreement between the Company and U.S. Bank National Association, as depositary for the Preferred Stock.

Upon redemption, the Preferred Stock will no longer be outstanding, and all rights with respect to such stock will cease and terminate, except the right to receive payment of the redemption price. Also, upon redemption, the depositary shares representing interests in shares of the Preferred Stock will be de-listed from trading on the New York Stock Exchange.

A copy of the press release announcing the notice of redemption is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1.    Press release, dated January 29, 2018, announcing the notice of redemption

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)
Date: January 29, 2018	By:	/s/ Curt Phillips
Curt Phillips, Group Vice President, Associate General
Counsel and Assistant Corporate Secretary